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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)     August 27, 1999
                                                ------------------------

                           MIDDLE BAY OIL COMPANY, INC.
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             (Exact name of registrant as specified in its charter)

            ALABAMA                0-21702              63-1081013
     --------------------         ---------          ---------------
 (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)        File Number)        Identification No.)

                  1221 Lamar, Suite 1020, Houston, Texas 77010
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                    (Address of principal executive offices)

Registrant's telephone number, including area code     (713) 759-6808
                                                  ----------------------

                                       N/A
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          (Former name or former address, if changed since last report)


ITEM 1 - CHANGE IN CONTROL OF REGISTRANT

On August 27, 1999 Middle Bay Oil Company, Inc. ("Middle Bay" or "Company") closed the previously announced sale to 3TEC Energy Corporation ("3TEC") of $21.4 million of common stock, warrants and senior subordinated convertible debt. Pursuant to the terms of the Securities Purchase Agreement executed July 1, 1999, 3TEC purchased 4,755,556 shares of newly issued Middle Bay common stock and five year warrants to purchase 3,600,000 shares of Company common stock for $10.7 million (the "Warrants"). The Warrants are exercisable for $1.00 per share and are subject to certain restrictions regarding the timing of their exercise. Middle Bay issued 3TEC a senior subordinated convertible note for $10.7 million (the "Note"). The Note has a five-year maturity, bears interest at 9% per annum and is convertible into Middle Bay common stock at $3.00 per share. At closing, 3TEC became Middle Bay's largest shareholder with ownership of approximately 36% of the outstanding common stock. If 3TEC chooses to fully exercise the Warrants and fully convert the Note to common shares, 3TEC would control approximately 58% of the then issued and outstanding shares of common stock of Middle Bay.

Concurrent with the closing of the 3TEC/Middle Bay transaction, Floyd C. Wilson, became Chairman, President and Chief Executive Officer of Middle Bay.
 John J. Bassett, formerly Middle Bay's President and Chief Executive Officer, became Executive Vice President. Under the terms of a certain shareholders agreement executed at closing, 3TEC has the right to designate three members of a new five person Middle Bay Board of Directors. The Board members designated by 3TEC are Mr. Wilson, David B. Miller and D. Martin Phillips. Mr. Miller and Mr. Phillips are both managing directors of EnCap Investments L.C. Certain other major shareholders of the Company exercised their right to designate the other two board members by designating Mr. Bassett and Gary R. Christopher of Kaiser-Francis Oil Company.

The August 30, 1999 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBIT

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     (c)    Exhibits.  The following exhibit is filed herewith:
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           99.1 -      Press Release issued by the Registrant on
                       August 30, 1999
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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Middle Bay Oil Company, Inc.
                                        (Registrant)


Date:  September __, 1999           By:  /s/ Floyd C. Wilson
                                       ------------------------------
                                             Floyd C. Wilson
                                             President, Chief Executive Officer
                                             and Chairman of the Board